CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 4 to the Registration Statement on Form S-3, 333-149953 of RiverSource Guaranteed Term Annuity, RiverSource Retirement Advisor 4 Advantage® Variable Annuity/RiverSource Retirement Advisor 4 Select® Variable Annuity/RiverSource Retirement Advisor 4 Access® Variable Annuity, RiverSource Retirement Advisor Advantage Plus® Variable Annuity/RiverSource Retirement Advisor Select Plus® Variable Annuity, RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity /RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed prior to April 30, 2012), RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity/RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed on or after April 30, 2012, but prior to April 29, 2013), RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity/RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed on or after April 29, 2013), RiverSource® Retirement Group Annuity Contract I, RiverSource® Retirement Group Annuity Contract II of our report dated February 24, 2015 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 22, 2015